Exhibit 10.1

Guangzhou New Baiyun Airport Bus Waiting Area Electronic Light Box Advertising Contract [TRANSLATED VERSION]

PARTY A:	Guangzhou Chuangrun Advertising Company Limited
Address:	168 Jiang Nan Da Do Zhong, Suite 1211, Guangzhou
Contact:	Cai Hanxiong
Tel:	020 84422633
Fax:	020 84423236

PARTY A:	Chi Shang Ling Yue Advertising Company Limited
Address:	75 Xian Lie Zhong Lu, Sui Fung Building 2/F, Room C18-19, Guangzhou
Contact:	He Jun Wei
Tel:
Fax:

Advertising Project and Pricing:

Location:	Guangzhou New Baiyun Airport A and B Bus Waiting Areas
Period:	May 1, 2005 to April 30, 2005
Number:	Total 30 double-sided scrolling light boxes, with 12 posters per box, total 360 posters.
Price:	RMB 30,000 per poster per month
Discount:	60%
Net:	RMB 12,000 per poster per month RMB 144,000 per poster per year
Note:	The above pricing include the cost of producing the first poster
Currency:	Renminbi (by check)

Payment Schedule: (Party B shall pay Party A according to the following terms and conditions):

1.
Party A warranties that within 20 days of this contract, when 30% of the posters are up, the Party B shall pay Party A a 10% Contract Fulfillment Guarantee, i.e. RMB 5,184,000 (Five Million One Hundred and Eighty Four Thousand RMB).

2.	Within one month after the start of putting up the posters, Party B shall pay Party A the remaining 90%, i.e. RMB 46,656,000 (Forty Six Five Million Six Hundred and Fifty Six Thousand RMB).

3.	At the end of the contract, Party B shall pay whatever is left.

Party A: Guangzhou Chuangrun Advertising Company Limited

Representative:	/s/ Cai Hanxiong
April 5, 2005

Party B: Chi Shang Ling Yue Advertising Company Limited

Representative:	/s/ He Jun Wei
April 5, 2005

Common terms and conditions:

1. Late payments apply; late payments shall equal 0.05% per day according to the advertising rate. If Party B is late by a month, Party A can stop installing posters or take posters down.

2. Party B shall provide the following documents concerning the posters:
(i)	Business license and other manufacturing, operating permit;
(ii)	Documents from the Quality Bureau concerning the quality of the merchandise;
(iii)	Documents concerning the accuracy of the advertisement;
(iv)	If the poster requires administrative approval, the approval documents.

3. Refusal of Advertise
Party A has the right to examine the contents of the advertisements. If there are areas where they are not in accordance to <the Advertising Law> or any other law or regulation or the Airport’s demand; then Party A can request Party B to modify the advertisement. If Party B refuses, then Party A can refuse to install the poster, in such case, Party B is responsible for the damages.

4. Cost of Posters

Party B shall deliver design to Party A 5 days before the date of the advertisement, then 3 days after Party A notifies Party B of approval, Party B shall deliver design MO to Party A, Party A shall pay for production of the first poster.

5. Changing Posters

If Party B has to notify Party in writing concerning the change of a poster, and deliver a new design, and all required documentations.

6. Used Posters

Party B has to notify Party A if it desires to take back the used posters, Party A shall only keep used posters for 2 weeks.

7. Maintenance

Party A is responsible or all day to day maintenance of the posters. If damages occur as a consequence of Party A’s negligence, then Party A shall be responsible for no more than the original production cost of the poster.

8. Extension of Responsibility and Compensation

(i)	If Party A can not install advertisements on schedule, then it should continue to carry out the contract when it is capable of doing so.
(ii)	If Party B can not provide Party A with the necessary electronic material causing delay, then Party A is entitled to the fees according to this contract, without compensation to Party B.

9. Force Majeure

If due to war, rebellion, disaster, explosion, strike, and other unforeseeable problems, then is either side can not fulfill this contract, there is no responsibility.

10. Dispute Resolution

If there are disputes, either side can take the other side to court.

11. If it is Party A’s responsibility that causes a delay in Party B, Party A shall pay compensation equal to 0.5% per day of the cost of advertising.

12. If the above delay exceeds a week, then Party B is entitled to the whole amount.

13. Extension of Contract

Party has the first right to extend this contract under the same conditions.

There are 2 copies of this contract, Party A and Party B holds one each. Any other matter not covered in this contract can be covered by future appendices.